UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 16, 2023

CALIFORNIA BANCORP

(Exact name of registrant as specified in its charter)

California	001-39242	82-1751097
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1300 Clay Street, Suite 500 Oakland, California	94612
(Address of Principal Executive Offices)	(Zip Code)

(510) 457-3737

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	CALB	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 16, 2023, California BanCorp (the “Company”) and its wholly-owned subsidiary, California Bank of Commerce (the “Bank”), each appointed Theodore A. Wilm as an additional director. In connection with his appointment, the Company and the Bank increased the number of authorized directors on their respective boards from 11 to 12, appointing Mr. Wilm to fill the resulting vacancy.

Mr. Wilm, age 61, is an accomplished and experienced advisor and certified public accountant with extensive strategic expertise and in-depth knowledge of board and audit committee best practices. Mr. Wilm had a 38 year career with the public accounting firm PricewaterhouseCoopers, beginning his career in August 1983, being admitted to the partnership as an audit partner in July 1997, and serving as the office managing partner of PwC’s Orange County, California office from July 2015, until his retirement in June 2021. In addition to serving many of the firm’s larger financial services clients as an audit partner, Mr. Wilm advised mutual funds, investment management, private equity, real estate and venture capital firms with sales, marketing and distribution channel strategies, enterprise risk management solutions, information technology systems, acquisitions and divestitures, and structural reorganizations. Mr. Wilm graduated from Villanova University with a Bachelor of Science in Accounting degree and has held certified public accountant licenses in several states, including California. Mr. Wilm meets the definition of “audit committee financial expert” adopted by the SEC and satisfies the financial sophistication requirements of the applicable rules of the Nasdaq Stock Market.

Mr. Wilm was appointed to serve on the Company’s Audit Committee. As a director, Mr. Wilm will be entitled to the Company’s customary non-employee director compensation and will enter into the Company’s and the Bank’s standard indemnity agreements.

There are no arrangements or understandings between Mr. Wilm and any other persons pursuant to which he was selected as a director. There are no family relationships between Mr. Wilm and any director, executive officer or any person nominated or chosen by the Company to become a director or executive officer. No information is required to be disclosed with respect to Mr. Wilm pursuant to Item 404(a) of Regulation S-K.

A copy of the Company’s press release announcing Mr. Wilm’s appointment is included as Exhibit 99.1 to this report and incorporated herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press release dated March 21, 2023

104	Cover Page Interactive Date File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALIFORNIA BANCORP

Date: March 21, 2023	By:	/s/ THOMAS A. SA
Thomas A. Sa President, Chief Financial Officer and Chief Operating Officer